UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 27, 2016, Iron Mountain Incorporated, or Iron Mountain, and Iron Mountain US Holdings, Inc., or the Subsidiary Issuer, and together with Iron Mountain, the Issuers, completed a private offering of $500.0 million in aggregate principal amount of 4.375% Senior Notes due 2021 issued by Iron Mountain, or the Parent Notes, and $250.0 million in aggregate principal amount of 5.375% Senior Notes due 2026 issued by the Subsidiary Issuer, or the Subsidiary Notes, and together with the Parent Notes, the Notes. The Notes were sold at 100.0% of par. The net proceeds from the offering were approximately $737.8 million, after deducting discounts to the initial purchasers and estimated offering expenses. The Issuers used the net proceeds from the offering of the Notes, together with cash on hand and borrowings under Iron Mountain’s revolving credit facility, to repay the bridge loan facility, or the Bridge Facility, related to Iron Mountain’s acquisition of Recall Holdings Limited, or the Recall Transaction.

The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Parent Notes were issued under a Senior Indenture, dated as of May 27, 2016, or the Parent Indenture, by and among Iron Mountain, the guarantors named therein, including the Subsidiary Issuer, and Wells Fargo Bank, National Association, as trustee, or the Trustee. The Subsidiary Notes were issued under a Senior Indenture, dated as of May 27, 2016, or the Subsidiary Indenture, and together with the Parent Indenture, the Indentures, by and among the Subsidiary Issuer, the guarantors named therein, including Iron Mountain, and the Trustee.

Iron Mountain will pay 4.375% interest per annum on the principal amount of the Parent Notes and the Subsidiary Issuer will pay 5.375% interest per annum on the principal amount of the Subsidiary Notes, each payable semi-annually on June 1 and December 1 of each year. Interest will accrue on the Notes from May 27, 2016, and the first interest payment date will be December 1, 2016. The Parent Notes will mature on June 1, 2021 and the Subsidiary Notes will mature on June 1, 2026, unless earlier redeemed or repurchased.

The Parent Notes are jointly and severally guaranteed on an unsecured senior basis by the Subsidiary Issuer and Iron Mountain’s other direct and indirect wholly owned U.S. subsidiaries that represent the substantial majority of its U.S. operations, or the Subsidiary Guarantors, and the Subsidiary Notes are jointly and severally guaranteed on an unsecured senior basis by Iron Mountain and the Subsidiary Guarantors. The Notes and the guarantees will be the applicable Issuer’s and the applicable guarantors’ general unsecured senior obligations, will be pari passu in right of payment with all of the applicable Issuer’s and the applicable guarantors’ existing and future senior debt and will rank senior in right of payment to all of the applicable Issuer’s and the applicable guarantors’ existing and future subordinated debt. The Notes are effectively subordinated to the applicable Issuer’s and the applicable guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to all liabilities of Iron Mountain’s subsidiaries that do not guarantee the Notes.

Prior to June 1, 2018 in the case of the Parent Notes, or June 1, 2021 in the case of the Subsidiary Notes, the applicable Issuer may, at its option, redeem all or a portion of the applicable series of Notes at the make-whole price set forth in the applicable Indenture. Prior to June 1, 2018, Iron Mountain may, at its option, redeem the Parent Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Parent Indenture so long as at least $325.0 million in aggregate principal amount of the Parent Notes remains outstanding immediately afterwards.  Prior to June 1, 2019, the Subsidiary Issuer may, at its option, redeem the Subsidiary Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Subsidiary Indenture so long as at least $162.5 million in aggregate principal amount of the Subsidiary Notes remains outstanding immediately afterwards.  Iron Mountain has the option to redeem all or a portion of the Parent Notes at any time on or after June 1, 2018, and the Subsidiary Issuer has the option to redeem all or a portion of the Subsidiary Notes at any time on or after June 1, 2021, in each case at the redemption prices set forth in the applicable Indenture. Upon the sale of certain assets or upon certain changes of control, the applicable Issuer may be required to offer to repurchase the applicable series of Notes under the terms set forth in the applicable Indenture.

The Indentures provide for customary “events of default” which could cause, or permit, the acceleration of the applicable series of Notes and which are similar to those applicable to Iron Mountain’s currently outstanding senior notes. Under the terms of the Indentures, the applicable Issuer is also subject to covenants and restrictions which are substantially similar to those applicable to Iron Mountain’s currently outstanding senior notes.

This brief description of the Notes is qualified in its entirety by reference to the Parent Indenture and the Subsidiary Indenture, attached hereto as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

This Current Report on Form 8-K, or this Current Report, shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 1.02.                                        Termination of a Material Definitive Agreement.

As previously disclosed, in order to provide a portion of the financing necessary to close the Recall Transaction, on April 29, 2016, Iron Mountain and Iron Mountain Information Management, LLC, or IMIM, entered into a bridge credit agreement, or the Bridge Credit Agreement, with JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto, or the Lenders, and borrowed the full amount of the Bridge Facility. The Issuers used the net proceeds from the offering of the Notes, together with cash on hand and borrowings under Iron Mountain’s revolving credit facility, to repay the Bridge Facility, and effective May 31, 2016, Iron Mountain and IMIM terminated the commitments of the Lenders under the Bridge Credit Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report is also incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

4.1                               Senior Indenture, dated as of May 27, 2016, among Iron Mountain, the Subsidiary Issuer, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee, with regard to Iron Mountain’s 4.375% Senior Notes due 2021. (Filed herewith.)

4.2                               Senior Indenture, dated as of May 27, 2016, among the Subsidiary Issuer, Iron Mountain, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee, with regard to the Subsidiary Issuer’s 5.375% Senior Notes due 2026. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: May 31, 2016